EXHIBIT 10.12

INVESTMENT MANAGEMENT AGREEMENT

This Agreement is made this      day of         , 200[  ] (the “Agreement”), by and between [Name of Adviser] (the “Manager”), a [                    ] company, and                      (the “Client”).

1. Appointment. Client hereby appoints Manager as an investment manager to manage such of Client’s assets as Client shall from time to time assign to it, the proceeds from the sale of such assets, and the income attributable to such assets (the “Account”). Client shall promptly notify Manager in writing of any increase or reduction in the amount of the Account’s assets subject to Manager’s investment direction.

2. Authority of Manager. Manager is authorized to supervise and direct the investment and reinvestment of the assets in the Account, subject to such limitations as are contained in the Guidelines described in Section 3 of this Agreement, as they may be from time to time amended, and subject to Client’s right to direct the investment of the Account by means of Instructions as described in Section 3 of this Agreement. Manager, as Client’s agent and attorney-in-fact with respect to the Account, when it deems appropriate and without prior consultation with Client, may: (a) buy, sell, exchange, convert and otherwise invest or trade in any stocks, bonds, options, units and other securities, including money market instruments, whether the issuer is organized in the United States or outside the United States, at such times and in such manner as Manager determines; (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as Manager may select, which brokers or dealers are entitled to receive compensation out of the Account for their services; (c) execute any documentation as the Account’s agent and attorney-in-fact as Manager may deem necessary to facilitate any such investment or reinvestment; and (d) purchase, sell, exchange or convert foreign currency in the spot or forward markets as agent or principal, at the market rate, as determined by Manager in its sole discretion. Manager, as Client’s agent and attorney-in-fact with respect to the Account, when it deems appropriate and without prior consultation with Client, may engage external legal counsel to review trade-related documentation for bank loans and other over-the-counter instruments, and charge the Account for such costs. Manager may give a copy of this Agreement to any broker, dealer or other party to a transaction, as evidence of its authority to act on the Account’s behalf.

Manager is not authorized to accept delivery of cash or securities for the Account or to establish or maintain custodial arrangements for the Account. Client shall choose a custodian

(the “Custodian”) to hold physical custody of the Account. Client shall direct the Custodian to segregate the assets in the Account and to invest and reinvest them in accordance with the directions transmitted by Manager and received by the Custodian. Such directions shall be given in writing, or given orally and confirmed in writing promptly thereafter. Client shall not change the Custodian without giving Manager reasonable advance written notice of its intention to do so, together with the name and other relevant information with respect to the new Custodian. Manager shall not be liable for any act or omission of the Custodian.

3. Guidelines and Instructions. Attached hereto as Exhibit A is a statement of the investment objectives of Client together with a statement of any and all specific investment restrictions applicable to the investment of the Account (the “Guidelines”). Client shall have the right at all times to modify the Guidelines or to give Manager instructions (“Instructions”) to buy, sell or retain any investment, but no modification of the Guidelines and no Instructions or modifications of Instructions shall be binding upon Manager unless Manager has received written notice of them from an Authorized Person (as defined in Section 5(d)). Manager shall have a reasonable period to bring the Account into compliance with any changes to the Guidelines. Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any written Guidelines or Instruction given and, unless and until specifically advised otherwise, Manager may accept the same as conclusive evidence of the truth and accuracy of the statements contained therein. The Guidelines and all Instructions, unless they expressly provide otherwise, shall continue to be effective until duly canceled by subsequent modifications duly communicated to Manager in writing.

4. Fees. As full compensation for its services under this Agreement, Manager shall be paid quarterly a fee equal to one-fourth of the annual rates specified in Exhibit B, based on the asset value of the Account as of the last day of each calendar quarter on which the New York Stock Exchange is open for trading (the “Valuation Date”). The initial billing period will begin when this Agreement is signed by Client and accepted by Manager, and initial funding has been received by the Custodian (the “Inception Date”). The initial fee will be pro-rated to cover the period from the Inception Date through the Valuation Date for that calendar quarter and will be based on the valuation as of that Valuation Date. Future quarterly fees will be calculated similarly in arrears. If Manager shall serve for less than the whole of any quarter, its compensation shall be determined as provided above on the basis of the value of the assets in the Account as of the end of the date of termination and shall be payable on a pro rata basis for the period of the quarter for which it served as Manager hereunder. Client shall direct the Custodian automatically to charge to the Account and pay directly to Manager all of Manager’s fees upon the Custodian’s receipt of an invoice from Manager.

5. Representations and Warranties. Client hereby acknowledges, represents and warrants to, and agrees with Manager, as follows:

(a) Client Assets. Client is the sole owner of all assets in the Account and (i) there are no restrictions on the transfer, sale or public distribution of any such assets and (ii) no option, lien, charge, security or encumbrance exists over such assets, except as disclosed to Manager in writing.

(b) Authority. The Client has full authority and power to engage Manager under the terms and conditions of this Agreement, and such engagement does not violate Client’s constituent documents, any other material agreement, order or judgment of any court or governmental authority, or any law applicable to Client. Client further represents that all investments permitted herein are within its power to enter into and have been duly authorized.

(c) Form ADV. Client acknowledges receipt of Part II of Manager’s Form ADV. Notwithstanding anything to the contrary herein, if Client did not receive a copy of the Form ADV at least forty-eight (48) hours prior to execution of this Agreement, Client shall have the right to terminate this Agreement without penalty within five (5) business days of the execution of this Agreement; provided, however, that Client shall be at risk for any market fluctuations in the Account up to the time of such termination.

(d) Authorized Persons. Any individual whose signature is affixed to this Agreement on Client’s behalf has full authority and power to execute this Agreement on Client’s behalf. Client represents that the officer specified on the attached Certification of Authorized Persons (Exhibit C) is authorized to act for Client and to certify to Manager from time to time, by listing on, and delivering to Manager Exhibit C or a substantially similar form, those other persons who also are so authorized to act on Client’s behalf (“Authorized Persons”). The Client shall promptly notify Manager in writing of any event that could reasonably be anticipated to affect any such individual’s authority under this Agreement.

(e) Notice of Certain Events. Client will promptly notify Manager in writing of any occurrence that results, or threatens to result, in any representations by Client contained in this Agreement becoming inaccurate, false, misleading or incomplete.

6. Non-Exclusive Agreement. Nothing in this Agreement shall be deemed to limit or restrict Manager’s right, or the right of any of its officers, directors or employees, to engage in any other business or to devote time and attention to the management or other aspects of any business, whether of a similar or dissimilar nature, or to render investment advisory services or services of any kind to any other corporation, firm, association or individual. Client understands that Manager provides investment advisory services to numerous other clients and accounts. Client also understands that Manager may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by Manager with respect to the Account.

Nothing in this Agreement shall impose upon Manager any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Account, any security (including long and short positions) which Manager, or its affiliates, or its or their shareholders, directors, officers or employees may purchase or sell for its or their own account(s) or for the account of any other client. Client acknowledges that Manager’s ability and that of its affiliates to effect or recommend transactions may be restricted by applicable regulatory requirements in the United States and elsewhere or its or their internal policies designed to comply with such requirements. Consequently, there may be periods when Manager may not initiate or recommend certain types of transactions in certain investments when Manager or its affiliates are performing services or when aggregated position limits have been reached, and Client will not be advised of that fact.

7. Liability of Manager. Except as may otherwise be provided by law, Client specifically agrees that Manager shall not be liable for: (a) any loss that Client may suffer by reason of any investment decision made or other action taken or omitted in good faith and with that degree of care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity would use in the conduct of an enterprise of a like character and with like aims; (b) any loss, expense or other liability (including but not limited to attorneys’ fees) incurred by Client or Manager arising from or in connection with Manager’s compliance with the Guidelines or Instructions believed by Manager to be accurate; (c) any act or failure to act by any broker or other person with whom Manager or Client may deal in connection with the subject matter of this Agreement; or (d) any loss or failure or delay in performance of any obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond Manager’s reasonable control, including, without limitation, acts of God, earthquakes, fires, floods, wars, terrorism, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utility, computer software or hardware, transportation or communication service, accidents, labor disputes, acts of civil or military authority, governmental actions and inability to obtain labor, material, equipment or transportation.

8. Brokerage. Where Manager places orders, or directs the placement of orders, for the purchase or sale of portfolio securities for the Account, in selecting brokers or dealers to execute such orders, Manager is expressly authorized to consider, among other factors, the fact that a broker or dealer has furnished statistical, research or other information or services which enhance Manager’s investment research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that Manager may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if Manager determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Account or Manager’s overall responsibilities to Manager’s discretionary accounts.

Nothing herein shall preclude the aggregation or “bunching” of orders for the sale or purchase of portfolio securities in the Account with other accounts managed by Manager. With respect to the allocation of trades, Manager shall not favor any account over any other and purchase or sale orders executed contemporaneously shall be allocated in a manner it deems equitable among the accounts involved. In some cases, prevailing trading activity may cause Manager to receive various execution prices on the entire volume of any security sold for the accounts of its clients. In such cases, Manager may, but shall not be obligated to, average the various prices and charge or credit the Account with the average price, even though the effect of this aggregation of price may sometimes work to the disadvantage of the Account. Client understands and acknowledges that Manager or its affiliates may, based upon such factors as Manager deems to be important, such as Manager’s or its affiliates’ respective trading strategies or their respective accounts’ relative sizes or investment objectives or investment restrictions, restrict to certain accounts purchases and sales of securities acquired in initial public offerings, including those that trade or are expected to trade at a premium in the secondary market.

In no event shall Manager be obligated to effect or place an order for any transaction for Client which Manager believes would violate any applicable state or federal law, rule, or regulation, or of the regulations of any regulatory or self-regulatory body to which Manager or any of its affiliates is subject to at the time of the proposed transaction.

9. Confidential Relationship. Each party agrees that all non-public confidential information concerning the other party which may become available to such party in connection with services, transactions or relationships contemplated in this Agreement shall at all times be treated in strictest confidence and shall not be disclosed to third persons except as (a) may be required by law or regulatory authority, including but not limited to any subpoena, administrative, regulatory or judicial demand or court order, (b) as otherwise set forth in this Agreement, or (c) upon the prior written approval of the other party to this Agreement. Client authorizes Manager (i) to include Client’s name in a representative or sample client list prepared by Manager, provided Manager shall not disclose Client contact information or any information about Client’s holdings, and (ii) to use Manager’s investment experience with respect to the Account, or the Account’s performance, in composite performance presentations, marketing materials, attribution analyses, statistical compilations, or other similar compilations or presentations, provided such use does not disclose Client’s identity except to the extent permitted by Client.

10. Reports. Manager shall send to Client a written report of the Account as of the Valuation Date of each calendar quarter. Such reports shall be submitted within a reasonable period following such Valuation Date. For the purposes of all reports made by Manager to Client, foreign securities denominated in foreign currencies will be valued in United States dollars, unless otherwise agreed by Manager and Client. Client shall examine promptly each such report and any other report provided by Manager. To the extent permissible under applicable law, upon the expiration of the sixty (60) day period immediately following the date of such report, or the termination of this Agreement as provided herein, if earlier, Manager shall be forever released and discharged from all liability and accountability to anyone with respect to each such report, including, without limitation, all acts and omissions of Manager shown or reflected in each such report, except with respect to any acts or omissions as to which Client shall have filed written objections with Manager within such sixty (60) day period. Nothing herein shall impair the right of Manager to a judicial settlement of any report rendered by it.

11. Valuation. In computing the asset value of the Account, if market quotations are readily available for securities listed on a securities exchange or on the NASDAQ National Market or NASDAQ Small Cap Market, Manager shall value those securities at the last quoted sales price or the official closing price, respectively, on the Valuation Date, or, if there is no reported sale, within the range of the most recently quoted bid and ask prices. Manager shall value over-the-counter securities within the range of the most recent bid and ask prices. If securities trade both in the over-the-counter market and on a stock exchange, Manager shall value them according to the broadest and most representative market as determined by Manager. Any security for which a current market quotation cannot be established or a market event occurs that calls into question the reliability of current market quotations, or any other security or asset, shall be valued in a manner determined in good faith by Manager to reflect its fair market value.

12. Proxies and Other Legal Notices. Decisions on proxy voting will be made by Manager unless such decisions are expressly reserved by Client. Manager’s obligation to vote proxies shall be contingent upon (i) receipt of proxies from the Custodian or Client in a timely manner, and (ii) the lack of any legal encumbrance to voting, including any securities lending or similar program. Manager shall not be expected or required to take any action with respect to lawsuits involving securities presently or formerly held in the Account, or the issuers thereof.

However, Manager will use commercially reasonable efforts to file proofs of claim on behalf of the Account in class-action lawsuits involving securities presently or formerly held in the Account and, in that regard, Manager may, without prior permission or consent, disclose information about the Account whether by including such information in any such proofs of claim or otherwise disclosing such information in any matter related thereto. Manager may, at any time, terminate this service of filing proofs of claim by giving notice of such termination to Client, and such service shall, if not sooner terminated, automatically terminate upon the termination of this Agreement. Client acknowledges that by filing a proof of claim on Client’s behalf, Manager may waive Client’s right to pursue separate litigation against the issuer with respect to the subject matter of the lawsuit.

Client also acknowledges that Manager or its affiliates may, from time to time, recommend litigation against an issuer (whether by opting out of any existing class action lawsuit or otherwise) on behalf of one or more of the registered investment companies or other pooled investment vehicles advised by Manager or its affiliates. In such cases, Manager will not provide Client with notice of, or the opportunity to participate in, such litigation. Client agrees to hold Manager harmless for not including the Account in any such litigation.

With respect to bankruptcies involving issuers of securities on behalf of one or more of the registered investment companies or other pooled investment vehicles advised by Manager or its affiliates, Client also acknowledges that Manager may, in its sole discretion, participate in bankruptcy proceedings and join creditors’ committees on behalf of one or more of the registered investment companies or other pooled investment vehicles advised by Manager or its affiliates. Unless otherwise agreed, Manager will not be expected or required to file proofs of claim with respect to securities held in the portfolio of the Client that may be the subject of bankruptcy proceedings. Manager will not be responsible for any failures to make such filings or, if Manager is acting under the authority granted to it, determines in its sole discretion to make such filings, for any failure to make such filings in a timely manner.

13. Acknowledgment of Investment Risk. Notwithstanding any provision herein to the contrary, Client understands that the value of investments made for the Account may go down as well as up and is not guaranteed. Client agrees that Manager has not made and is not making any guarantees, including without limitation a guarantee as to any specific level of performance of the Account. Client further understands and acknowledges that investment decisions made on behalf of Client’s Account by Manager are subject to various market, currency, economic, and business risks as well as the risk that those investment decision will not always be profitable. Client acknowledges that past performance results achieved by accounts supervised or managed by Manager are not indicative of the future performance of the Account. Client understands that securities, mutual funds and other non-deposit investments are not deposits or other obligations of, or guaranteed by, Manager or any affiliate, are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency, and are subject to investment risk, including possible loss of principal amounts invested.

14. Termination; Survival. This Agreement may be terminated by either party upon thirty (30) days’ written notice to the other party. Such termination will not, however, affect the liabilities or obligations of the parties under this Agreement arising from transactions initiated prior to such termination. Sections 4, 7, 9, 10, 17, and 18 shall survive the termination of this Agreement. Upon any termination of this Agreement, Manager shall have no further obligations hereunder, provided that: (a) any liability under this Agreement of one party to the other shall survive and remain in full force and effect, notwithstanding such termination, with respect to any claim or matter on which either of the parties has given the other written notice prior to such termination (except that Manager may render to Client a statement of fees due Manager through the date of termination after such date), until such liability has been finally settled; (b) Manager retains the right to complete any transactions open as of the termination date and to retain amounts in the Account sufficient to effect such completion; and (c) Manager shall be entitled to its fees and expenses, pro rated to the date of termination. Upon termination, it shall be Client’s exclusive responsibility to issue instructions in writing regarding any assets in the Account.

15. Assignment. This Agreement may not be assigned (within the meaning of the Investment Advisers Act of 1940, as amended), in whole or in part, by Manager without the prior written consent of Client. Subject to the preceding sentence, Manager may delegate all or part of its duties under this Agreement to any affiliate.

16. Communications. All reports and other communications required hereunder to be in writing shall be delivered in person or sent by first-class mail postage prepaid, overnight courier, or confirmed facsimile with original to follow.

If to Client:

Attention:

If to Manager:

Attention:

Either party to this Agreement may, by written notice given at any time, designate a different address for the receipt of reports and other communications due hereunder.

17. Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the United States and with the laws of the State of [California] [New York] without giving effect to the choice of law or conflict of law provisions thereof. The parties hereby consent to jurisdiction and venue in the federal and state courts located in [the State of California] [New York County of the State of New York].

18. Entire Agreement; Modification. This Agreement: (a) sets forth the entire understanding of the parties with respect to the subject matter hereof; (b) supercedes any and all previous agreements, understandings and communications, oral or written, regarding this subject matter; and (c) may not be modified, amended, or waived except by a specific written instrument duly executed by the party against whom such modification, amendment, or waiver is sought to be enforced. In the event of any conflict or inconsistency with this Agreement and any instructions or investment guidelines that are not made part of this Agreement or any investment policy statement, this Agreement will control.

19. Headings. The headings of the sections of this Agreement are for convenience of reference only and will not affect the meaning or operation of this Agreement. As used herein, references in the singular shall, as and if appropriate, include the plural.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

21. Severability. In the event that any provision of this Agreement is deemed to be void, voidable, illegal, or invalid for any reason, such provision will be of no force and effect only to the extent that it is so declared void, voidable, illegal, or invalid. All of the provisions of this Agreement not specifically found to be so deficient will remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers to be effective as of the date first written above.

[NAME OF CLIENT]

By:
Name:	[Authorized officer]
Title:

[NAME OF ADVISER]

By:
Name:
Title:

EXHIBIT A

Statement of Investment Objectives

[To be provided by Client]

Statement of Client Account Restrictions

[To be provided by Client]

Exhibit A

EXHIBIT B

FEE SCHEDULE

As compensation for managing the Account, Manager shall be paid as follows:

Exhibit B

EXHIBIT C

CERTIFICATION OF AUTHORIZED PERSONS

I certify, as the                              (specify title;

e.g., general partner [of a partnership]; president, secretary [of a corporation]) that the following persons are “Authorized Persons” under the Agreement:

NAME	TITLE	SPECIMEN SIGNATURE

Name of Legal Entity (Please Print)

By:
Signature

Name and Title (Please Print)

Date:

Exhibit C